Exhibit 10.1

MVC CAPITAL, INC.

SECOND AMENDMENT TO THE FUND ADMINISTRATION

SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of March 30, 2012, to the Fund Administration Servicing Agreement, dated as of February 1, 2006, as amended April 6, 2009 (the “Agreement”), is entered into by and among MVC Capital, Inc., (the “Fund”), MVC Financial Services, Inc. (“MVCFS”) and U.S. Bancorp Fund Services, LLC, (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the length and the fees of the Agreement; and

WHEREAS, Section 7 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Section 7. Term of Agreement; Amendment, is hereby superseded and replaced with the following Section 7:

Section 7. Term of Agreement; Amendment.

This Agreement shall be effective as of March 1, 2012 and will continue in effect for a period of three (3) years; provided, however, this Agreement may be terminated by any party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may be amended by mutual written consent of the parties.

Exhibit A, the fee schedule of the Agreement, is hereby superseded and replaced with Amended Exhibit A attached hereto.

3/2012

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MVC CAPITAL, INC.	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Printed Name:	Printed Name: Michael R. McVoy

Title:	Title: Executive Vice President

MVC FINANCIAL SERVICES, INC.

By:

Printed Name:

Title:

3/2012

Amended Exhibit A

to the Fund Administration Servicing Agreement

and the Fund Accounting Servicing Agreement

FEE SCHEDULE effective 3/1/12 through 3/1/15

With respect to the minimum annual fee, the Fee Schedule for the Fund Administration Servicing Agreement shall be read in conjunction with the Fee Schedule for the Fund Accounting Servicing Agreement between the same parties and entered into as of the same date. That schedule in full is reproduced below:

Annual Fee Schedule

Aggregate Minimum Annual Fee of $180,000 or an asset based fee of 9 basis points on the first $100 million, 6 basis points on the next $200 million , 5 basis points on the next $700 million and 4 basis points thereafter, whichever is greater (out-of-pockets not included other than the Type II SSAE 16 Report).

The monthly Fund aggregate fee shall be allocated 60% to MVC Capital, Inc. and 40% to MVC Financial Services, LLC.

OUT-OF-POCKET EXPENSES

Type II SSAE 16 Reporting

U.S. Bancorp Fund Services, LLC will pay all costs related to Type II SSAE 16 Reporting

Fund Accounting

All out-of-pocket expenses are billed monthly, included, but not limited to:

$.15 Domestic and Canadian Equities, Options

$.50 Corp/Gov/Agency Bonds, International Equities and Bonds

$.80 CMO’s, Municipal Bonds, Money Market Instruments

$125 Per fund per month—Mutual Funds

Corporate Action Services

$2.00 Per equity security per month

Manual Security Pricing

$125 per month – greater than 10/day

Factor Services (BondBuyer)

Per CMO— $1.50/month

Per Mortgage Backed— $0.25/month

Minimum—$300/month

Fund Administration

Postage, Stationery

Proxies, Insurance

EDGAR filing – Approx. $11.00/page

Retention of records

Federal and state regulatory filing fees

Certain insurance premiums

Expenses from board of directors meetings

Auditing and legal expenses

Blue Sky conversion expenses (if necessary)

All other out-of-pocket expenses

3/2012

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